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                                                                    Exhibit 23.3



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Registration Statement on Form S-3 and related Prospectus of Zonagen Inc. for the registration of up to 6,100,000 shares of its common stock and to the incorporation by reference therein of our report dated February 11, 1994, with respect to the financial statements of Zonagen, Inc. included in its Annual Report (Form 10-K/A-1) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP

November 13, 1996
Houston, Texas